FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                      LEVEL 3 COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)

Delaware										                                             47-0210602
(State of incorporation) 								                        (I.R.S. Employer
                                                      Identification No.)
3555 Farnam Street
Omaha, Nebraska									                                           	68131
(Address of principal									                                 (Zip code)
 executive offices)

                         LEVEL 3 COMMUNICATIONS, INC.
                              1995 STOCK PLAN
                          (Full title of the plan)

                          Matthew J. Johnson, Esq.
                        Level 3 Communications, Inc.
                            3555 Farnam Street
                          Omaha, Nebraska   68131
                               (402) 536-3613
                     (Name, address and telephone number
                           of agent for service)



                    Calculation of Registration Fee

                                        Proposed
                                        Maximum	   Proposed
                            Amount		    Offering		 Maximum   	Amount of
Title of Securities			      to be		     Price Per 	Offering	 	Registration
to be Registered		        		Registered1	Share2	    Price3		   Fee
__________________________________________________________________________

Common Stock, par value
$.01 per share
("Common Stock")            425,000      $3.51    $1,491,750    $448


1 Represents the shares of Common Stock issuable pursuant to the Level 3 Communications, Inc. (the "Company") 1995 Stock Plan, as amended April 1, 1998 (the "Plan"), to holders of options to acquire common stock of XCOM Technologies, Inc., which was acquired by the Company on April 24, 1998.

2  Calculated pursuant to Rule 457(h) under the Act.

3  Calculated pursuant to Rule 457(h) under the Act.



                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.

The information furnished to participants is not required to be filed with this registration statement.

                                  PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this registration statement:

(a)	The Company's annual report on Form 10-K
for the fiscal year ended December 27, 1997, as amended by Form 10-K/A amendments filed April 23, 1998 and April 27, 1998.

(b)	All other reports filed pursuant to
Sections 13(a) or 15(d) of the Securities Exchange
Act of 1934 since December 28, 1997.

(c)	The description of the Company's Common
Stock contained in the Company's Registration
Statement on Form S-4 filed November 10, 1997 (SEC
File No. 333-34627).

All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Inapplicable.


Item 5.  Interests of Named Experts and Counsel

The legality of the securities offered by this Prospectus have been passed upon for the Company by Matthew J. Johnson, Vice President-Corporate Legal of the Company. Mr. Johnson owns shares of the Company's
Common Stock, and has been granted options to purchase
Common Stock pursuant to the Plan.


Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The
Company's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by applicable law. The Delaware General
Corporation Law empowers the Company to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities.
The Company maintains such insurance.


Item 7.  Exemption from Registration Claimed

	Inapplicable.


Item 8.  Exhibits

Exhibits filed as a part of this Registration
Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
Number 	  Description

4.1		     Restated Certificate of Incorporation
          (Exhibit 3.1 to the Company's Report on Form 8-A dated March 31, 1998).

4.3		     By-laws (Exhibit 3.4 to the Report on Form
          8-A dated March 31, 1998).

4.4		     Level 3 Communications, Inc. 1995 Class D
          Stock Plan, as amended April 1, 1998.

5		       Opinion of Matthew J. Johnson, Esq., with
          respect to legality of securities being
          registered.

23.1		    Consent of Coopers & Lybrand L.L.P.

23.2		    Consent of Coopers & Lybrand L.L.P.

23.3		    Consent of Counsel (included in Exhibit 5).

24		      Power of Attorney (set forth in signature page
          to this Registration Statement).


Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or
sales are being made, a post-effective amendment to the Registration Statement:

	(i)	to include any prospectus required by
Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any
facts or events arising after the
effective date of the Registration
Statement (or the most recent post-
effective amendment thereof) which,
individually or in the aggregate,
represent a fundamental change in the
information set forth in the Registration
Statement; and

(iii)	to include any material
information with respect to the plan of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any
liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)	To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to
deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange
Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities
arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of issue.



                        POWER OF ATTORNEY

	Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints
Terrence J. Ferguson, Matthew J. Johnson and Neil J.
Eckstein, and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration
Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.


                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 14th day of May, 1998.

                                  LEVEL 3 COMMUNICATIONS, INC.

                                  By: /s/ James Q. Crowe
                               	     James Q. Crowe
                                     President

Pursuant to the requirements of the Securities
Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of the 14th day of May, 1998.


/s/ James Q. Crowe		       	  		Chairman of the Board and President
James Q. Crowe             					(Director and Principal Executive Officer)

/s/ R. Douglas Bradbury         	Chief Financial Officer
R. Douglas Bradbury				         	(Director and Principal Financial Officer)

/s/ Eric J. Mortensen	       				Controller
Eric J. Mortensen	           				(Principal Accounting Officer)

/s/ Walter Scott, Jr.		       			/s/ Robert B. Daugherty
Walter Scott, Jr., Director			 		Robert B. Daugherty, Director

/s/ William L. Grewcock     					Charles M. Harper
William L. Grewcock, Director				Charles M. Harper, Director

/s/ Richard R. Jaros		        			/s/ Robert E. Julian
Richard R. Jaros, Director		   		Robert E. Julian, Director

/s/ David C. McCourt	        				/s/ Kenneth E. Stinson
David C. McCourt, Director	   			Kenneth E. Stinson, Director

/s/ Michael B. Yanney
Michael B. Yanney, Director





                        LEVEL 3 COMMUNICATIONS, INC.

                            INDEX TO EXHIBITS



Exhibit
No.		     Description of Exhibit


4.4		     Level 3 Communications, Inc. 1995 Class D
          Stock Plan (as amended April 1, 1998)

5		       Legal opinion of Matthew J. Johnson, Esq.

23.1		    Consent of Coopers & Lybrand L.L.P.

23.2		    Consent of Coopers & Lybrand L.L.P.